Exhibit 3.34
BY-LAWS
OF
RIPON FOODS, INC.
(As Restated October 24, 1980)
ARTICLE I
OFFICES
     The principal office of the Corporation in the State of Wisconsin shall be located in the City of Ripon. The Corporation may have such other offices, either within or without the State of Wisconsin, as the Board of Directors may designate from time to time.
     The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical to the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent.
ARTICLE II
SHAREHOLDERS
     Section 1. Annual Meeting.
     The annual meeting of the shareholders shall be held on the third Friday in March in each year at the hour of 1:30 P.M., or at such other time and date within thirty days before or after said date as may be fixed by or under the authority of the Board of Directors, for the purposes of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for the annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be held.
     Section 2. Special Meetings.
     Special meetings of the shareholders, for any purpose or purposes, may be called by the President or the Board of Directors, and shall be called by the

President at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.
     Section 3. Place of Meeting.
     The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Wisconsin, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Wisconsin, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.
     Section 4. Notice of Meeting.
     Written notice stating the place, day and hour of the meeting and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than five (5) days nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock record books of the corporation, with postage thereon prepaid.
     Section 5. Closing of Transfer Books or Fixing of Record Date.
     For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.
     Section 6. Voting Lists.
     The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.
     Section 7. Quorum.
     A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
     Section 8. Proxies.
     At all meetings of shareholders, a shareholder entitled to vote may vote by proxy appointed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 9. Voting of Shares.
     Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.
     Section 10. Voting Company’s Shares.
     Shares of the Corporation belonging to it shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares held by this Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.
     Section 11. Shares in Other Corporation’s Name.
     Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. A proxy executed by a principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, of the designation of some other person by the Board of Directors or the by-laws of such other corporation.
     Section 12. Informal Action by Shareholders.
     Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.
ARTICLE III
BOARD OF DIRECTORS
     Section 1. General Powers.
     The business and affairs of the Corporation shall be managed by its Board of Directors.
     Section 2. Number, Tenure and Qualifications.
     The number of directors of the Corporation shall be seven (7). Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Wisconsin nor shareholders of the Corporation.

     Section 3. Regular Meetings.
     A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders, and each adjourned session thereof. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.
     Section 4. Special Meetings.
     Special meetings of the Board of Directors may be called by or at the request of the President, Secretary or any 3 directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Wiconsin, as the place for holding any special meeting of the Board of Directors called by them.
     Section 5. Meetings by Means of Electronic Communications.
     The Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.
     Section 6. Notice.
     Notice of any special meeting shall be given at least forty-eight (48) hours previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Whenever any notice whatever is required to be given to any director of the Corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
     Section 7. Quorum.
     A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the

Board of Directors, but though less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
     Section 8. Removal.
     Any director may be removed from office by the affirmative vote of a majority of the shares outstanding entitled to vote for the election of such director taken at a special meeting of shareholders called for that purpose.
     Section 9. Vacancies.
     The Board of Directors may fill any vacancy in their board happening after any regular annual election or until the next succeeding election, by the affirmative vote of a majority of the directors then in office, although less than a quorum.
     Section 10. Compensation.
     The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members may establish reasonable compensation of all directors for services to the Corporation, as directors, officers or otherwise, or may delegate such authority to an appropriate committee.
     Section 11. Presumption of Assent.
     A director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action.
     Section 12. Committees.
     The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors fixed by Section 2 of this Article III may designate one or more committees, each committee to consist of three or more directors elected by the Board of Directors, which to the extent provided in said resolution, as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation, except action in respect to dividends to shareholders, election of officers or the filling of vacancies in the Board of Directors or committees created pursuant to this section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.
     Section 13. Unanimous Consent Without Meeting.
     Any action required or permitted by the Articles of Incorporation or By-Laws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors then in office.
ARTICLE IV
OFFICERS
     Section 1. Number.
     The principal officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Vice Presidents may at the time of their election be designated as Vice President of a particular business area, e.g., Vice President — Finance. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary shall be held by different persons and a person who is President may not be a Vice President and vice versa. The officers need not be shareholders nor members of the Board of Directors.
     Section 2. Election and Term of Office.
     The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be held. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.
     Section 3. Removal.
     Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.
     Section 4. Vacancies.
     A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.
     Section 5. The President.
     The principal duties of the President shall be to preside at all meetings of the shareholders and of the Board of Directors and to have general supervision over the affairs of the Corporation. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform such other duties as may be prescribed by the Board of Directors from time to time.
     Section 6. The Vice Presidents.
     In the absence of the President or in the event of his death or inability or refusal to act, the Vice President (or if there be more than one Vice President, then the Vice Presidents in the order designated at the time of their election or if no such designation is made, in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. In the absence of the President, the Vice Presidents in the order designated above, may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation. Any Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.
     Section 7. The Secretary.
     The Secretary shall: (a) keep the minutes of the shareholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the

Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.
     Section 8. The Treasurer.
     If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; (b) have general charge of the Accounting Department; (c) render such statements and records as shall be required by the Board of Directors; and (d) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.
     Section 9. Assistant Secretaries and Assistant Treasurers.
     The Assistant Secretaries, when authorized by the Board of Directors, may sign with the the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.
     Section 10. Other Officers.
     The Board of Directors may provide for the appointment of such additional officers as they may deem to be in the best interests of the corporation and shall define their duties respectively.
     Section 11. Salaries.
     The salaries of the officers, except for Assistant Secretaries and Assistant Treasurers and officers appointed pursuant to Section 10 of Article IV, shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation. The salaries of Assistant Secretary and

Assistant Treasurer and any additional officer appointed pursuant to Section 10 of Article IV shall be fixed by the President.
ARTICLE V
CONTRACTS, LOANS, CHECKS AND DEPOSITS
     Section 1. Contracts.
     The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances.
     Section 2. Loans.
     No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.
     Section 3. Checks, Drafts, etc.
     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of resolution of the Board of Directors.
     Section 4. Deposits.
     All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as may be selected by or under the authority of the Board of Directors.
ARTICLE VI
CERTIFICATES FOR SHARES AND THEIR TRANSFER
     Section 1. Certificates for Shares.
     Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.
     Section 2. Transfer of Shares.
     Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.
     Section 3. Restrictions on Transfer.
     The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.
     Section 4. Lost, Destroyed or Stolen Certificates.
     Where the owner claims that his certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the Corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.
     Section 5. Consideration for Shares.
     The shares of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable by the Corporation. No certificate shall be issued for any share until such share is fully paid.

     Section 6. Stock Regulations.
     The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as they may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.
ARTICLE VII
FISCAL YEAR
     The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December in each year.
ARTICLE VIII
DIVIDENDS
     The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.
ARTICLE IX
SEAL
     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, “CORPORATE SEAL.”
ARTICLE X
INDEMNIFICATION
     Every director and officer or former director or officer shall be indemnified by the Corporation against all costs, damages and expenses asserted against, incurred by or imposed upon him in connection with or resulting from any claim, action, suit, proceeding or an appeal relating thereto to which he may be made a party or otherwise by reason of his being or having been a director or officer of the Corporation, except in relation to matters as to which a recovery shall be had against him by reason of his having been finally adjudged in such action, suit or proceeding to have been guilty of fraud in the performance of his duty as such officer or director. This indemnity shall include reimbursement of amounts and expenses incurred and paid in settling any such action, suit or proceeding. Expenses incurred with respect to any claim, action, suit or proceeding shall be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the director, or officer to repay such amount unless it shall be ultimately determined that he is entitled to indemnification. The rights of indemnification under this By-Law provision shall extend to the legal representatives and heirs of any such director or officer and shall be in addition to all rights to which directors or officers may be entitled as a matter of law.
ARTICLE XI
AMENDMENTS
     Section 1. By Shareholders.
     These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Shareholders by affirmative vote of not less than a majority of the shares present or represented at any annual or special meeting of the shareholders at which a quorum is in attendance.
     Section 2. By Directors.
     These By-Laws may also be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of Directors present at any meeting at which a quorum is in attendance; but no By-Law adopted by the shareholders shall be amended or repealed by the Board of Directors if the By-Law so adopted so provides.
     Section 3. Implied Amendments.
     Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the By-Laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the By-Laws so that the By-Laws would be consistent with such action, shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.